EX-23.h.3.a

GENWORTH VARIABLE INSURANCE TRUST
FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of December 8, 2009 to the Fund Accounting Servicing Agreement dated as of August 22, 2008 (the “Agreement”), is entered into by and between GENWORTH VARIABLE INSURANCE TRUST,  a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds, add related fees and extend the length of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Section 15 is superseded and replaced with the following:

15.  Term of Agreement; Amendment

This Agreement shall become effective as of December 8, 2009 and shall continue through December 31, 2012.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

Section 17., Early Termination, shall be deleted from the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GENWORTH VARIABLE INSURANCE TRUST                                                                            U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                                                                                      By: _______________________________

Name:____________________________                                          Name:  Michael R. McVoy

Title:____________________________                                                                                        Title: Executive Vice President

Exhibit A to the Fund Accounting Servicing Agreement

Fund Names

Separate Series of Genworth Variable Insurance Trust

Name of Series

Original Funds:
Genworth Calamos Growth Fund
Genworth Columbia Mid Cap Value Fund
Genworth Davis NY Venture Fund
Genworth Eaton Vance Large Cap Value Fund
Genworth Legg Mason ClearBridge Aggressive Growth Fund
Genworth PIMCO StocksPLUS Fund
Genworth Putnam International Capital Opportunities Fund
Genworth Thornburg International Value Fund
Genworth Goldman Sachs Enhanced Core Bond Index Fund

Fund of Funds:
Genworth 40/60 Index Allocation Fund – on or after December 8, 2009
Genworth 60/40 Index Allocation Fund - on or after December 8, 2009
Genworth Moderate Allocation Fund - on or after December 8, 2009
Genworth Growth Allocation Fund - on or after December 8, 2009
Genworth Enhanced Small Cap Index Fund - on or after December 8, 2009
Genworth Enhanced International Index Fund - on or after December 8, 2009

Exhibit B to the Fund Accounting Servicing Agreement

Genworth Variable Insurance Trust – Fee Schedule effective at December 8, 2009 (includes 9 original funds and 6 fund of funds – Exhibit A)
Annual fee based upon assets in the fund family:
♦1.25 basis points on the first $2 billion
♦0.75 basis points on the next $2 billion
♦0.50 basis points on the balance
Minimum annual fee*: $281,250 for  the aggregate of the 9 original funds (Exhibit A)
Minimum annual fee**: $150,000 for the aggregate of the 6 fund of funds (Exhibit A)
♦
The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

* The fee based upon assets as defined above in this fee schedule will be applicable monthly from inception.  However, the minimum annual fee of $281,250 is waived for the 9 original funds (Exhibit A) during the first 6 months of operations.  After the first 6 months, the following tiered minimum annual fee schedule applies during months 7 through 12 of operations:

15% of the minimum annual fee in month 7
30% of the minimum annual fee in month 8
45% of the minimum annual fee in month 9
60% of the minimum annual fee in month 10
75% of the minimum annual fee in month 11
90% of the minimum annual fee in month 12
100% of minimum annual fee in month 13 and beyond

** The fee based upon assets as defined above in this fee schedule will be applicable monthly from inception.  However, the minimum annual fee of $150,000 is waived for the 6 fund of funds (Exhibit A) during the first 6 months of operations.  After the first 6 months, the following tiered minimum annual fee schedule applies during months 7 through 12 of operations:

15% of the minimum annual fee in month 7
30% of the minimum annual fee in month 8
45% of the minimum annual fee in month 9
60% of the minimum annual fee in month 10
75% of the minimum annual fee in month 11
90% of the minimum annual fee in month 12
100% of minimum annual fee in month 13 and beyond

.

Multiple Class Fee - $7,000 annually for each new class beyond the first class (waived during the first 6 months of operations).

FEE SCHEDULE MAY ADJUST FOR THE FOLLOWING ITEMS:

♦-Addition of multiple sub-advisors to a portfolio
♦
♦-Use of secondary and/or alternate pricing service
♦
♦-Addition of a multi-class structure to the fund family or to a single fund in the fund family

Extraordinary services - quoted separately
Conversion estimate - one month’s fee (if necessary)

Pricing service fees are waived during the first year of operations for the 9 original funds (Exhibit A).

Pricing service fees are waived during the first year of operations for the 6 fund of funds  (Exhibit A).

Pricing service fees are as follows:
$0.15  Domestic and Canadian Equities
$0.15  Options
$0.50  Corp/Gov/Agency Bonds
$0.80  CMO's
$0.50  International Equities and Bonds
$0.80  Municipal Bonds
$0.80  Money Market Instruments
           $125 Per fund per month - Mutual Funds

Factor Services (BondBuyer)
♦Per CMO - $1.50/month
♦Per Mortgage Backed - $0.25/month
♦Minimum - $300/month

All fees are billed monthly plus out-of-pocket expenses, including pricing service fees.